Exhibit 4.23

Zhejiang Lixin Enterprise Management Group Co., Ltd.

Capital Raise Agreement

Party A:

Party A1: Hangzhou Yinxiang Asset Management Co., Ltd.

Registered address: Room 131, No. 217, Fengshan New Village, Shangcheng District

Registration Country: China

Legal representative: Hong Kang

Party A2: Dayu Yangguang (Beijing) Asset Management Co., Ltd.

Registered address: No. 629, 6th Floor, No.57 Xinjiekou North Street, Xicheng District, Beijing

Registration Country: China

Legal representative: Yu Shengxiang

Party A3: Zhejiang Hengmao Construction Co., Ltd.

Registered address: No. 94 Jinhua Road, Cao E Street, Shangyu District, Shaoxing

Registration Country: China

Legal representative: Wang Zhilian

Party A4: Shaoxing Aoyuan Intelligent Technology Co., Ltd.

Registered address: Room 601, No. 110 Jiangdong Road, Baiguan Street, Shangyu District, Shaoxing City, Zhejiang Province

Registration Country: China

Legal representative: Liu Tie

Party A5: Shaoxing Gedun Furniture Co., Ltd.

Registered address: Lianqiao Village, Yiting Town, Shangyu District, Shaoxing City (formerly Liuyi Village)

Registration Country: China

Legal representative: Qin Xia

Party A6: Zhejiang Wensheng Group Co., Ltd.

Registered address: No.555 Chunlan Road, Baiguan Street, Shangyu District, Shaoxing

Registration Country: China

Legal representative: Zhu Feng

Party A7: Zhu Jialin

Address: No. 56, Hujia Community, Shizi Village, Caoe Street, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A8: Wang Zuoming

Address: No. 71 Jiangdong Road, Baiguan Street, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A9: Lv Feibiao

Address: Room 603, Unit 2, No. 67, Zhongfu Garden, Caoe Street, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A10: Liang Guofu

Address: No. 45, Shangbutou, Dongshantou Village, Shangpu Town, Shangyu City, Zhejiang Province, Zhejiang Province

Nationality: Chinese

Party A11: Chen Yongcan

Address: Room 206, Building 6, Yinhe New Village, Caoe Street, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A12: Luo Guansen

Address: Room 107, Building 15, North District, Hengli New Village, Baiguan Street, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A13: Sun Lijin

Address: No.1, Liuxiu Community, Tangpu Town, Shangyu City, Zhejiang Province

Nationality: Chinese

Party A14: Zheng Yuguang

Address: Building 17, Songfengju, Tianxiang Huating, Lianghu Town, Shangyu City, Zhejiang Province

Nationality: Chinese

Party B: China Fenghui Industrial Financial Holding Group Co. Limited

Registered address: Unit A 8/F Winbasr Centre 208 Queen’s Road Central Hk

Registration Country: China Hong Kong

Person in charge: Li Jingping

Party C: Zhejiang Lixin Enterprise Management Group Co., Ltd.

Registered address: Room 401-410, No. 88-1, Marshal Temple Rear, Shangcheng District, Hangzhou City, Zhejiang Province

Registration Country: China

Legal representative: Zhu Jialin

Through friendly negotiation, the parties have reached the following specific contents on the issue that Party A and Party B intend to increase the registered capital to Party C:

1. The registered capital of the company increased from RMB 100 million to RMB 101.01 million, and Party B subscribed the newly increased registered capital of the company in currency of RMB 2.8586 million, of which RMB 1.101 million was included in the registered capital of the company, and the remaining part of RMB 184.85 was included in the capital reserve of the company.

2. Payment deadline for contributions: before July 2, 2045.

3. After the completion of this capital increase, the company’s equity structure was changed to:

shareholder	Capital contribution (10000 yuan)	Way of contribution	Proportion of contribution
Hangzhou Yinxiang Asset Management Co., Ltd.	1,664.31095	Equity	16.47668%
Dayu Yangguang (Beijing) Asset Management Co., Ltd.	1,328.62191	Equity	13.15335%
Zhejiang Hengmao Construction Co., Ltd.	954.0636	Equity	9.44523%
Shaoxing Aoyuan Intelligent Technology Co., Ltd.	1,342.75618	Equity	13.29328%
Shaoxing Gedun Furniture Co., Ltd.	1,883.39223	Equity	18.64558%
Zhejiang Wensheng Group Co., Ltd.	530.03534	Equity	5.24735%
Zhu Jialin	954.0636	Equity	9.44523%
Wang Zuoming	212.01413	Equity	2.09894%
Lv Feibiao	212.01413	Equity	2.09894%
Liang Guofu	212.01413	Equity	2.09894%
Chen Yongcan	176.67845	Equity	1.74912%
Luo Guansen	176.67845	Equity	1.74912%
Sun Lijin	176.67845	Equity	1.74912%
Zheng Yuguang	176.67845	Equity	1.74912%
China Fenghui Industrial Financial Holding Group Co. Limited	101.01	Currency	1.0000%
Total	10,101.01	-	100.0000%

4. Liability for breach of contract

If any party (“default party”) violates this agreement and causes losses to other parties (“default party”), the default party shall compensate the economic loss caused by the default party. The amount of damages shall be equal to all losses caused by the breach of contract, including the benefits that the normal person can reasonably expect to obtain after the execution of this agreement, but shall not exceed the losses that may be caused by the breach of contract foreseen or should be foreseen when the breaching party signs this agreement , Unless otherwise agreed in this agreement.

5. Applicable laws and dispute resolution

The establishment, validity, performance, rescission, interpretation and dispute settlement of this Agreement shall be governed by the laws publicly promulgated and effectively applied in China.

All disputes arising from or in connection with the performance of this agreement shall be settled through friendly negotiation by all parties. If any party fails to reach an agreement within 30 days from the date of putting forward such dispute in written form, each party may apply to Hangzhou Arbitration Commission for arbitration in Hangzhou in accordance with the arbitration procedures and rules of the Commission. The arbitration tribunal is composed of three arbitrators. The arbitration award is final and binding on all parties.

6. This agreement shall take effect from the date of signature by the legal (authorized) representatives and the official seal , the signature of each natural person.

7. For matters not covered in this agreement, the parties may negotiate separately, and the supplementary agreement signed shall be the appendix of this agreement, which has the same legal effect as this agreement.

8. The original of this agreement shall be in 19 copies, each party shall hold one copy, and the rest shall be submitted to the relevant government department for approval or filing.

9. This agreement is signed in [ ] on [ ]

[No text following]

(There is no text on this page, the signature and seal page for all shareholders)

China Fenghui Industrial Financial Holding Group Co. Limited (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Shaoxing Gedun Furniture Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Hangzhou Yinxiang Asset Management Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Dayu Yangguang (Beijing) Asset Management Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Shaoxing Aoyuan Intelligent Technology Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Zhejiang Hengmao Construction Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Zhejiang Wensheng Group Co., Ltd. (Seal)

(There is no text on this page, the signature and seal page for all shareholders)

Luo Guansen (Signature)

Zhu Jialin (Signature)

Wang Zuoming (Signature)

Liang Guofu (Signature)

Zheng Yuguang (Signature)

Chen Yongcan (Signature)

Lv Feibiao (Signature)

Sun Lijin (Signature)

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